UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2008

TXP CORPORATION (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-49743 (Commission File Number)	88-0443110 (IRS Employer Identification No.)

1299 Commerce Drive, Richardson, Texas 75081 Telephone No.: (214) 575-9300 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 29, 2008, TXP Corporation (the “Company”) entered into a non-binding letter of intent with Cambridge Industries Group (“CIG”) which set forth preliminary terms for a proposed merger of the two companies (the “Proposed Merger”). On August 18, 2008, the parties entered into a non-binding memorandum of understanding for the Proposed Merger. The Proposed Merger is expected to close before year-end. However, there can be no assurance that satisfactory due diligence will be completed, that a definitive merger agreement will be entered into, that all closing conditions will be satisfied, or that the Proposed Merger will be consummated.

On August 21, 2008, TXP Corporation issued a joint press release with CIG announcing the entry into the non-binding memorandum of understanding, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
99.1	Joint Press Release of TXP Corporation and Cambridge Industries Group dated as of August 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXP CORPORATION

Date: August 21, 2008	By:	/s/ Michael C. Shores
Michael C. Shores
Chief Executive Officer